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                         COBITZ, VANDENBERG & FENNESSY
                         CERTIFIED PUBLIC ACCOUNTANTS
                      7800 WEST 95TH STREET - SUITE 301
                         HICKORY HILLS, ILLINOIS 60457
                                     _____

                                (708) 430-4106

                                                                      Exhibit 23

                         INDEPENDENT AUDITOR'S CONSENT

Board of Directors
Westco Bancorp, Inc.

Gentlemen:

     We consent to the incorporation by reference in the Registration Statement of Form S-8 (Registration Nos. 33-54764 and 33-54766) of Westco Bancorp, Inc. (the "Company") of our report dated January 17, 1997 relating to the consolidated balance sheets of Westco Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 Annual Report on the Company's Form 10-K.


                         /s/ Cobitz, VandenBerg & Fennessy

                         Cobitz, VandenBerg & Fennessy

February 18, 1997
Hickory Hills, Illinois